UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 18, 2009
MAD CATZ INTERACTIVE, INC.
(Exact Name of Registrant as Specified in Charter)

Canada	001-14944	N/A

(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)
7480 Mission Valley Road, Suite 101
San Diego, California 92108
(Address of Principal Executive Offices)

(619) 683-9830
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 425 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
     On March 18, 2009, Mad Catz, Inc. (“MCI”), a wholly-owned subsidiary of Mad Catz Interactive, Inc. (the “Company”), entered into a Letter Agreement with Wachovia Capital Finance Corporation (Central) (the “Letter Agreement”). The Letter Agreement formally waives a violation by the Company of a covenant contained in that certain Second Amended and Restated Loan Agreement dated as of October 30, 2006 (the “Credit Facility”) that required the Company to maintain an agreed level of EBITDA (net income (loss) before interest, taxes, depreciation and amortization) and replaces the covenant with a minimum fixed charge coverage ratio covenant. The Letter Agreement also resets the interest rate applicable to the Credit Facility to the U.S. prime rate plus 0.75%, replacing the prior rate of prime plus 0.25%. The Letter Agreement does not change the amount available under the Credit Facility or the formula by which availability is determined.
     On March 19, 2009, the Company issued a press release announcing the Letter Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits.
99.1	Press Release, dated March 19, 2009, issued by Mad Catz Interactive, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2009	MAD CATZ INTERACTIVE, INC.

	By:	/s/ Stewart Halpern

	Name:	Stewart Halpern
	Its:	Chief Financial Officer